UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2019, the Board of Directors (the “Board”) of Archer-Daniels-Midland Company (the “Company”) approved certain amendments to the Company’s Bylaws effective as of that date (the “Amendments”). The Amendments (i) added a new Section 1.4(c)(2), which requires any stockholder’s notice of a proposal that seeks to nominate persons to stand for election as directors to include, as to each person whom the stockholders propose to nominate for election as director, a written representation and agreement from such proposed nominee attesting to certain facts set forth in Section 1.4(c)(2); (ii) amended Section 1.10 to allow for any meeting of stockholders to be adjourned, whether or not a quorum is present; (iii) amended Section 2.4 to allow special meetings of the Board to be called by a majority of the executive committee or a majority of the Board and that notice of a special meeting of the Board may be given with less than twenty-four hours’ notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances; (iv) amended Section 4.1 to provide that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Company shall be uncertificated shares of stock; (v) amended Section 5.5 to provide that any records maintained by the Company may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases; and (vi) amended Section 5.7 to add that the Court of Chancery of the State of Delaware is the exclusive forum for any action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company governed by the internal affairs doctrine of the State of Delaware; provided, however, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware.

The Bylaws, as amended through May 1, 2019, are attached to this Current Report on Form 8-K as Exhibit 3(ii).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 1, 2019, the Company held its 2019 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:

Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2019 Annual Meeting of Stockholders were elected as follows:

Nominee	For	Against	Abstain	Broker Non- Votes
A. L. Boeckmann	412,692,976	20,686,674	2,778,786	56,352,125
M. S. Burke	430,971,330	2,201,992	2,985,114	56,352,125
T. K. Crews	432,425,803	2,055,235	1,677,398	56,352,125
P. Dufour	424,989,274	8,184,781	2,984,381	56,352,125
D. E. Felsinger	420,064,325	14,288,848	1,805,263	56,352,125
S. F. Harrison	423,810,137	9,350,579	2,997,720	56,352,125
J. R. Luciano	421,167,624	13,312,890	1,677,922	56,352,125
P. J. Moore	406,769,165	27,530,937	1,858,334	56,352,125
F. J. Sanchez	432,133,199	2,275,531	1,749,706	56,352,125
D. A. Sandler	432,258,118	2,070,416	1,829,902	56,352,125
L.Z. Schlitz	431,754,850	2,488,791	1,914,795	56,352,125
K. R. Westbrook	402,185,591	32,067,893	1,904,952	56,352,125

Proposal No. 2. The appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2019 was ratified at the meeting by the following votes:

For	Against	Abstain
472,332,487	17,960,221	2,217,853

Proposal No. 3. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non- Votes
375,680,110	56,562,261	3,916,065	56,352,125

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3(ii)	Bylaws of the Company, as amended through May 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 7, 2019	By	/s/ D. Cameron Findlay
D. Cameron Findlay Senior Vice President, General Counsel, and Secretary